                        OKLAHOMA GAS AND ELECTRIC COMPANY


                            (an Oklahoma corporation)


               $125,000,000 Senior Notes, Series due July 15, 2017





                               PURCHASE AGREEMENT



Dated:  July 15, 1997

                                TABLE OF CONTENTS

                                                                            PAGE

PURCHASE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  SECTION 1.  Representations and Warranties . . . . . . . . . . . . . . . .   3
      (a)     REPRESENTATIONS AND WARRANTIES BY THE COMPANY. . . . . . . . .   3
              (i)     Compliance with Registration Requirements. . . . . . .   3
              (ii)    Incorporated Documents . . . . . . . . . . . . . . . .   4
              (iii)   Independent Accountants. . . . . . . . . . . . . . . .   4
              (iv)    Financial Statements . . . . . . . . . . . . . . . . .   5
              (v)     No Material Adverse Change . . . . . . . . . . . . . .   5
              (vi)    Good Standing of the Company . . . . . . . . . . . . .   5
              (vii)   No Subsidiaries. . . . . . . . . . . . . . . . . . . .   5
              (viii)  Capitalization . . . . . . . . . . . . . . . . . . . .   5
              (ix)    Authorization of Agreement . . . . . . . . . . . . . .   6
              (x)     Authorization of the Indenture and the First Mortgage
                      Indenture. . . . . . . . . . . . . . . . . . . . . . .   6
              (xi)    Authorization of the Senior Notes. . . . . . . . . . .   6
              (xii)   Authorization of the Bonds . . . . . . . . . . . . . .   6
              (xiii)  Description of the Senior Notes, the Bonds, the
                      Indenture and the First Mortgage Indenture . . . . . .   6
              (xiv)   Absence of Defaults and Conflicts. . . . . . . . . . .   6
              (xv)    Absence of Proceedings . . . . . . . . . . . . . . . .   7
              (xvi)   Accuracy of Exhibits . . . . . . . . . . . . . . . . .   7
              (xvii)  Regulatory Approvals; Absence of Further Requirements.   8
              (xviii) Possession of Licenses and Permits . . . . . . . . . .   8
              (xix)   Title to Property. . . . . . . . . . . . . . . . . . .   8
      (b)     OFFICER'S CERTIFICATES . . . . . . . . . . . . . . . . . . . .   9
  SECTION 2.  Sale and Delivery to Underwriters; Closing . . . . . . . . . .   9
      (a)     SENIOR NOTES . . . . . . . . . . . . . . . . . . . . . . . . .   9
      (b)     PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
      (c)     DENOMINATIONS; REGISTRATION. . . . . . . . . . . . . . . . . .   9
      (d)     PAYMENT OF OKLAHOMA REAL ESTATE MORTGAGE TAX . . . . . . . . .   9
  SECTION 3.  Covenants of the Company . . . . . . . . . . . . . . . . . . .  10
      (a)     COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS  10
      (b)     FILING OF AMENDMENTS . . . . . . . . . . . . . . . . . . . . .  10
      (c)     DELIVERY OF REGISTRATION STATEMENTS. . . . . . . . . . . . . .  10
      (d)     DELIVERY OF PROSPECTUSES . . . . . . . . . . . . . . . . . . .  10
      (e)     CONTINUED COMPLIANCE WITH SECURITIES LAWS. . . . . . . . . . .  11
      (f)     RULE 158 . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      (g)     USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . .  11
      (h)     REAL ESTATE MORTGAGE TAX . . . . . . . . . . . . . . . . . . .  11
      (i)     RESTRICTION ON SALE OF SECURITIES. . . . . . . . . . . . . . .  11
  SECTION 4.  Payment of Expenses. . . . . . . . . . . . . . . . . . . . . .  12
      (a)     EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      (b)     TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . .  12

  SECTION 5.  Conditions of Underwriters' Obligations. . . . . . . . . . . .  12
      (a)     EFFECTIVENESS OF REGISTRATION STATEMENT; FILING OF PROSPECTUS.  12
      (b)     SECURITY FOR SENIOR NOTES. . . . . . . . . . . . . . . . . . .  13
      (c)     OPINIONS OF COUNSEL FOR COMPANY. . . . . . . . . . . . . . . .  13
              (i)     Opinion of Oklahoma Counsel. . . . . . . . . . . . . .  13
              (ii)    Opinion of Arkansas Counsel. . . . . . . . . . . . . .  16
              (iii)   Opinion of Gardner, Carton & Douglas . . . . . . . . .  18
      (d)     OPINION OF COUNSEL FOR UNDERWRITERS. . . . . . . . . . . . . .  19
      (e)     OFFICERS' CERTIFICATE. . . . . . . . . . . . . . . . . . . . .  19
      (f)     ACCOUNTANT'S COMFORT LETTER. . . . . . . . . . . . . . . . . .  19
      (g)     BRING-DOWN COMFORT LETTER. . . . . . . . . . . . . . . . . . .  19
      (h)     MAINTENANCE OF RATING. . . . . . . . . . . . . . . . . . . . .  19
      (i)     ADDITIONAL DOCUMENTS . . . . . . . . . . . . . . . . . . . . .  20
      (j)     TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . .  20
  SECTION 6.  Conditions of Company's Obligations. . . . . . . . . . . . . .  20
  SECTION 7.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . .  21
      (a)     INDEMNIFICATION OF UNDERWRITERS. . . . . . . . . . . . . . . .  21
      (b)     INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS . . . . . .  21
      (c)     ACTIONS AGAINST PARTIES; NOTIFICATION. . . . . . . . . . . . .  22
      (d)     SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE . . . . . .  22
  SECTION 8.  Contribution . . . . . . . . . . . . . . . . . . . . . . . . .  23
  SECTION 9.  Representations, Warranties and Agreements to Survive Delivery  24
  SECTION 10. Termination of Agreement . . . . . . . . . . . . . . . . . . .  24
      (a)     TERMINATION; GENERAL . . . . . . . . . . . . . . . . . . . . .  24
      (b)     LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . .  25
  SECTION 11. Default by One or More of the Underwriters . . . . . . . . . .  25
  SECTION 12. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
  SECTION 13. Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
  SECTION 14. Governing Law and Time . . . . . . . . . . . . . . . . . . . .  26
  SECTION 15. Effect of Headings . . . . . . . . . . . . . . . . . . . . . .  26


SCHEDULES
  Schedule A -- List of Underwriters . . . . . . . . . . . . . . . . . .Sch. A-1
  Schedule B -- Pricing Information. . . . . . . . . . . . . . . . . . .Sch. B-1
  Schedule C -- Information Provided by Underwriters . . . . . . . . . .Sch. C-1

                        OKLAHOMA GAS AND ELECTRIC COMPANY

                            (AN OKLAHOMA CORPORATION)

                                  $125,000,000

                     SENIOR NOTES, SERIES DUE JULY 15, 2017


                               PURCHASE AGREEMENT

                                                                   July 15, 1997


Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
  as Representatives of the several Underwriters
c/o  Lehman Brothers Inc.
3 World Financial Center, 16th Floor
New York, New York  10285-0900


Ladies and Gentlemen:

     Oklahoma Gas and Electric Company, an Oklahoma corporation (the "Company"), confirms its agreement with Lehman Brothers Inc. ("Lehman Brothers") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term includes any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Lehman Brothers, Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $125,000,000 aggregate principal amount of the Company's Senior Notes, Series due July 15, 2017 (the "Senior Notes"). The Senior Notes are to be issued pursuant to the Indenture dated as of October 1, 1995 between the Company and NationsBank, N.A., as trustee (the "Trustee"), as heretofore amended and supplemented and as amended and supplemented by Supplemental Indenture No. 2, dated as of July 1, 1997, creating the series in which the Senior Notes are to be issued. The term "Indenture," as used herein, means such Indenture, dated as of October 1, 1995, as so amended and supplemented and includes the Company Order (as defined in the Indenture), if any, establishing the form and terms of the Senior Notes pursuant to the Indenture.

     Until such time as all of the first mortgage bonds of the Company (the "First Mortgage Bonds") issued prior to the date of the Indenture have been retired through payment or redemption, the Senior Notes will be secured as to payment of principal and interest by one or more series of First Mortgage Bonds issued, pledged and delivered by the Company to the Trustee. Prior to the issuance of the Senior Notes, the Company will deliver to the Trustee, as security for the payment of principal and interest on the Senior Notes, a series of First Mortgage Bonds (the "Bonds") in the same aggregate principal amount and with the same stated rate or rates of interest (or interest calculated in the same manner), payment dates, maturity dates, repayment provisions and redemption provisions as the Senior Notes. The Bonds will be issued by the Company under its Trust Indenture dated February 1, 1945, between the Company and NationsBank, N.A., as successor trustee (the "First Mortgage Trustee"), as heretofore amended and supplemented and as to be further amended and supplemented by the Supplemental Trust Indenture dated July 1, 1997 creating the Bonds. The term "First Mortgage Indenture," as used herein, means such Trust Indenture, dated February 1, 1945, as so amended and supplemented.

     Concurrently with the offering of the Senior Notes, the Company proposes to issue and sell $125,000,000 of its 6.65% Senior Notes, Series due July 15, 2027 (the "Additional Senior Notes"). Prior to the issuance of the Additional Senior Notes, the Company will deliver to the Trustee, as security for the payment of principal and interest on the Senior Notes, a series of First Mortgage Bonds (the "Additional Bonds") in the same aggregate principal amount and with the same stated rate or rates of interest (or interest calculated in the same manner), payment dates, maturity dates, repayment provisions and redemption provisions as the Additional Senior Notes. The Additional Bonds will also be issued by the Company under the First Mortgage Indenture. The sale of the Senior Notes and the Additional Senior Notes are not contingent upon each other.

     The Company understands that the Underwriters propose to make a public offering of the Senior Notes as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture and the First Mortgage Indenture have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-02319) covering the registration of the Senior Notes, the Bonds, the Additional Senior Notes and the Additional Bonds under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with paragraph (b) of Rule 424
("Rule 424(b)") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective is referred to as the "Offering Terms." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Offering Terms, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Offering Terms, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Senior Notes and the Bonds is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated July 15, 1997 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1.     REPRESENTATIONS AND WARRANTIES

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

            (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to (A) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act (the "Statements of Eligibility") of the Trustee and the trustee for the First Mortgage Bonds, (B) information contained in the Registration Statement or the Prospectus relating to The Depository Trust Company and its book-entry system, or (C) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by any Underwriter through Lehman Brothers expressly for use in the Registration Statement or Prospectus that is set forth on Schedule C hereto.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

           (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) INDEPENDENT ACCOUNTANTS. Arthur Andersen LLP, the accountants who examined the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

           (iv) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as otherwise stated in the notes thereto. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial information included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The Company has no material contingent obligation which is not disclosed in the Prospectus.

            (v) NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) except for regular quarterly dividends on the Common Stock, par value $2.50 per share, of the Company in amounts consistent with past practice, and regular quarterly dividends on the Company's Preferred Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

           (vi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Oklahoma and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii)     NO SUBSIDIARIES.  The Company has no subsidiaries.

         (viii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as stated in the Prospectus.

           (ix) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

            (x) AUTHORIZATION OF THE INDENTURE AND THE FIRST MORTGAGE INDENTURE. Each of the Indenture and the First Mortgage Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee or the First Mortgage Trustee, as applicable, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

           (xi) AUTHORIZATION OF THE SENIOR NOTES. The Senior Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits provided by, the Indenture.

          (xii) AUTHORIZATION OF THE BONDS. The Bonds have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the First Mortgage Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and secured by the lien of and entitled to the benefits provided by, the First Mortgage Indenture.

         (xiii) DESCRIPTION OF THE SENIOR NOTES, THE BONDS, THE INDENTURE AND THE FIRST MORTGAGE INDENTURE. The Senior Notes, the Bonds, the Indenture and the First Mortgage Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

          (xiv) ABSENCE OF DEFAULTS AND CONFLICTS. The Company is not in violation of its Restated Certificate of Incorporation or By-Laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the First Mortgage Indenture, the Senior Notes and the Bonds and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Senior Notes and the use of the proceeds from the sale of the Senior Notes as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and under the Indenture, the First Mortgage Indenture, the Senior Notes and the Bonds have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-Laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, other than such events or conditions that are contemplated by the terms of this Agreement, the Indenture, the First Mortgage Indenture, the Senior Notes, Additional Senior Notes, the Bonds and the Additional Bonds.

           (xv) ABSENCE OF PROCEEDINGS. Other than as disclosed in the Registration Statement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect its properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xvi) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the

     Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

         (xvii) REGULATORY APPROVALS; ABSENCE OF FURTHER REQUIREMENTS. The Corporation Commission of the State of Oklahoma (the "Oklahoma Commission") and the Arkansas Public Service Commission (the "Arkansas Commission") have each duly authorized the issuance and sale of the Senior Notes and the issuance of the Bonds on terms consistent with this Agreement. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Senior Notes hereunder and the issuance of the Bonds or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture or the First Mortgage Indenture by the Company, except such as have been already obtained, including from the Oklahoma Commission and the Arkansas Commission.

        (xviii)     POSSESSION OF LICENSES AND PERMITS.  The Company possesses such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct in all material respects the business now operated by it and as described in the Registration Statement and Prospectus (collectively, "Governmental Licenses"); the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xix) TITLE TO PROPERTY. The Company has good and sufficient title to all real property, principal plants and all other property owned by it and which is material to the Company's operations, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Prospectus, are in full force and effect, and the Company does not have notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

     (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 2.     SALE AND DELIVERY TO UNDERWRITERS; CLOSING

     (a) SENIOR NOTES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Senior Notes set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Senior Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

     (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Senior Notes shall be made at the offices of Gardner, Carton & Douglas, Quaker Tower, Suite 3100, 321 North Clark Street, Chicago, Illinois 60610-4795, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Central time) on the fourth business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Senior Notes to be purchased by them. It is understood that each Underwriter had authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Senior Notes which it has agreed to purchase. Lehman Brothers, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Senior Notes to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (c) DENOMINATIONS; REGISTRATION. One certificate for the Senior Notes shall be in the amount of $125,000,000 and registered in the name of Cede & Co., as nominee of the Depository Trust Company. The Company will make the Senior Notes, which may be in temporary form, available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

     (d) PAYMENT OF OKLAHOMA REAL ESTATE MORTGAGE TAX. The Representatives agree to deposit with the Company within two business days after the date of this Agreement the amount set forth in Schedule B hereto as the Oklahoma Real Estate Mortgage Tax. It is understood that such payment shall not constitute partial or full payment for the Senior Notes, but shall be applied solely in accordance with Section 3(h) hereof.

     SECTION 3.     COVENANTS OF THE COMPANY

     The Company covenants with each Underwriter as follows:

     (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 424 of the 1933 Act Regulations ("Rule 424") or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing,
(i) of the effectiveness of any post-effective amendment to the Registration Statement, or of the filing of any supplement to the Prospectus or any amended Prospectus, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Senior Notes or the Bonds for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) FILING OF AMENDMENTS. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters reasonably objects.

     (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, in such number as the Representatives reasonably request, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Senior Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Senior Notes, any event occurs or condition exists as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

     (g) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Senior Notes in the manner specified in the Prospectus under "Use of Proceeds."

     (h) REAL ESTATE MORTGAGE TAX. The Company will use the amount deposited by the Representatives with it pursuant to the last paragraph of Section 2 hereof to the extent necessary to pay for the account of the several Underwriters, in the same proportion as the principal amount of Senior Notes to be purchased by each of them bears to the total principal amount of Senior Notes, any Oklahoma Real Estate Mortgage Tax required to be paid by them on the Senior Notes and/or the Bonds. Any amount not so applied by the Company before the Closing Time shall be remitted in same day funds by the Company to the Representatives for the account of the several Underwriters at the Closing Time.

     (i) RESTRICTION ON SALE OF SECURITIES. During the period beginning on the date of this Agreement and continuing until the Closing Time, which period shall in no event exceed 15 business days, the Company will not, without the prior written consent of Lehman Brothers, in its sole discretion, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company which mature more than one year after the Closing Time and which are substantially similar to the Senior Notes.

     SECTION 4.     PAYMENT OF EXPENSES

     (a) EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture, the First Mortgage Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Senior Notes and the Bonds, (iii) all costs, taxes (other than any Oklahoma Real Estate Mortgage Tax) and expenses incident to the preparation, issuance and delivery of the Senior Notes to the Underwriters and the Bonds to the Trustee, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors,
(v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses of the Trustee and the First Mortgage Trustee, including the fees and disbursements of counsel for the Trustee and the First Mortgage Trustee in connection with the Indenture, the First Mortgage Indenture, the Senior Notes and the Bonds, and (vii) any fees payable in connection with the rating of the Senior Notes and the Bonds.

     (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 6 or
Section 10(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5.     CONDITIONS OF UNDERWRITERS' OBLIGATIONS

     The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof and in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following further conditions:

     (a) EFFECTIVENESS OF REGISTRATION STATEMENT; FILING OF PROSPECTUS. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Offering Terms shall have been filed with the Commission in accordance with Rule 424(b) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

     (b) SECURITY FOR SENIOR NOTES. The Company shall have issued and delivered to the Trustee the Bonds, as security for, among other things, the Senior Notes.

     (c) OPINIONS OF COUNSEL FOR COMPANY. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of Gardner, Carton & Douglas, Rainey, Ross, Rice & Binns ("Oklahoma counsel) and Chisenhall, Nestrud & Julian, P.A. ("Arkansas counsel"), each counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth below and to such further effect as counsel to the Underwriters may reasonably request.

            (i)     OPINION OF OKLAHOMA COUNSEL.

               (A) the Company is a legally existing corporation and is in good standing under the laws of the State of Oklahoma and has corporate power, right and authority to do business and to own property in the State of Oklahoma in the manner and as set forth in the Prospectus;

               (B) the Indenture has been duly and validly executed and delivered by the Company, which has full power and authority to enter into and perform its obligations thereunder; and the Indenture constitutes the binding and enforceable agreement of the Company in accordance with its terms, except as enforcement of provisions of the Indenture may be limited by bankruptcy or other applicable laws affecting the enforcement of creditors' rights;

               (C) the Senior Notes and the Bonds are in the form contemplated by the Indenture and the First Mortgage Indenture, respectively, have been duly and validly authorized by the Company, constitute valid and binding obligations of the Company and will be entitled to the benefits of the Indenture and the First Mortgage Indenture, respectively;

               (D) while, except as otherwise stated in said opinion, such counsel are not passing upon and do not assume responsibility for and shall not be deemed to have independently verified the accuracy, completeness or fairness of the Registration Statement or the Prospectus, nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus at the time it was filed pursuant to Rule 424 and/or
          Rule 434 under the 1933 Act or at the Closing Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (E) the execution and delivery of this Agreement have been duly authorized by the necessary action on the part of the Company and this Agreement constitutes the valid and binding agreement of the Company except to the extent that the provisions for indemnities or contribution may be held to be unenforceable as against public policy;

               (F) except in localities where the Company has no franchises, which are relatively few and not of large population, or where the failure to have such franchises will not have a material adverse effect on the business or operations of the Company, the Company has sufficient authority under statutory provisions or by grant of franchises or permits by municipalities or counties to conduct its business in Oklahoma as presently conducted and as described in the Prospectus;

               (G) such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

               (H) the Indenture, the Senior Notes, the First Mortgage Indenture, the First Mortgage Bonds and the Bonds conform in all material respects to the statements concerning them in the Prospectus;

               (I) all statements contained in the Registration Statement and Prospectus purporting to set forth the advice or the opinion of such counsel or to be based upon the opinion of such counsel correctly set forth the opinion of such counsel on such respective matters;

               (J) the execution and delivery of this Agreement and the issuance of the Senior Notes and the Bonds, and compliance with the provisions thereof, under the circumstances contemplated hereby and thereby, do not and will not violate the Restated Certificate of Incorporation or By-Laws of the Company, or in any material respect conflict with or constitute on the part of the Company a breach of or default under any indenture, lease, mortgage, deed of trust, note, agreement or other instrument known to such counsel to which the Company is a party or any law, regulation, consent decree or administrative, arbitration or court order known to such counsel to which the Company is subject;

               (K) the Oklahoma Commission has duly issued its order authorizing the issuance by the Company of the Senior Notes and the Bonds on terms consistent with this Agreement and, to the best of such counsel's knowledge, such order is still in force and effect; the issuance and sale of the Senior Notes to the Underwriters and the issuance of the Bonds to the Trustee are in conformity with the terms of such order; and no further approval, authorization, consent, certificate or order of any Oklahoma commission or regulatory authority is necessary with respect to the due authorization, execution and delivery of this Agreement, the due execution, delivery or performance of the Indenture and the First Mortgage Indenture by the Company or for the offering, issuance, sale or delivery of the Senior Notes to the Underwriters and the issuance or delivery of the Bonds by the Company to the Trustee as contemplated in this Agreement;

               (L) to the best of such counsel's knowledge, the Company does not have any subsidiaries;

               (M) the First Mortgage Indenture has been duly and validly executed and delivered by the Company, which has full power and authority to enter into and perform its obligations thereunder; and the First Mortgage Indenture constitutes the binding and enforceable agreement of the Company in accordance with its terms, except as enforcement of provisions of the First Mortgage Indenture may be limited by bankruptcy or other applicable laws affecting the enforcement of creditors' rights and except as provisions of the United States Bankruptcy Code may affect the validity of the lien thereof with respect to property acquired or proceeds realized by the Company within the 90-day period immediately preceding, or property acquired or proceeds realized by the Company after, the commencement of bankruptcy proceedings with respect to the Company;

               (N) the Bonds have been duly and validly authorized by the Company, and constitute valid and binding obligations of the Company and, with like exception as noted in the foregoing subdivision (M), are entitled to the lien of and benefits provided by the First Mortgage Indenture;

               (O) The First Mortgage Indenture is in proper form, conforming to the laws of the State of Oklahoma, to give and create the lien which it purports to create and has been and at the Closing Time is duly and properly recorded or filed in all places in Oklahoma necessary to effectuate the lien of the First Mortgage Indenture; and

               (P) The Bonds are equally and ratably secured with all other First Mortgage Bonds outstanding under the First Mortgage Indenture by the First Mortgage Indenture subject to the provisions of the First Mortgage Indenture relating to any sinking fund or a similar fund for the benefit of the first mortgage bonds of any particular series. The First Mortgage Indenture constitutes a first mortgage lien, subject only to permissible encumbrances, as defined in the First Mortgage Indenture, on all of the property, real, personal, and mixed (except as hereinafter noted), in Oklahoma now owned by the Company. The First Mortgage Indenture also constitutes a first mortgage lien, subject to permissible encumbrances as defined in the First Mortgage Indenture, on all property, real, personal, and mixed (except as hereinafter noted), hereafter acquired by the Company in Oklahoma in conformity with the terms of the First Mortgage Indenture, except as the United States Bankruptcy Code may affect the validity of the lien of the First Mortgage Indenture on property acquired or proceeds realized by the Company within the 90-day period immediately preceding, or property acquired or proceeds realized by the Company after, the commencement of a case under such Code, except as to the prior lien of the First Mortgage Trustee under the First Mortgage Indenture in certain events specified therein and except as otherwise provided in the First Mortgage Indenture in case of consolidation or merger.
          There are excepted from the lien of the First Mortgage Indenture, as more fully set forth in the granting clauses thereof, (1) all shares of stock, bonds, notes, evidences of indebtedness and other securities other than such as may be or are required to be deposited from time to time with the First Mortgage Trustee, (2) cash other than such as may be or are required to be deposited from time to time with the First Mortgage Trustee, (3) contracts, claims, bills and accounts receivable, and choses in action other than such as may be or are required to be from time to time assigned to the First Mortgage Trustee, (4) motor vehicles, (5) any oil, gas and other minerals under or on lands owned by the Company, (6) goods, wares and merchandise, equipment and supplies acquired for the purpose of sale or resale in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company, and (7) certain properties specifically described in Schedule B to the First Mortgage Indenture not used or useful in the business of the Company. The Company, except as to permissible encumbrances, as defined in the First Mortgage Indenture, has good and valid title to the real and fixed properties in Oklahoma and franchises from Oklahoma or federal authorities now owned by it (however, such opinion need not cover titles to rights-of-way or easements for transmission or distribution lines).

           (ii)     OPINION OF ARKANSAS COUNSEL.

               (A) the Company is duly qualified as a foreign corporation and is in good standing under the laws of the State of Arkansas and has corporate power, right and authority to do business and to own property in the State of Arkansas in the manner and as set forth in the Prospectus;

               (B) the First Mortgage Indenture is in proper form, conforming to the laws of the State of Arkansas, to give and create the lien which it purports to create and has been and at the Closing Time is duly and properly recorded or filed in all places in Arkansas necessary to effectuate the lien of the First Mortgage Indenture;

               (C) the First Mortgage Indenture constitutes a first mortgage lien, subject only to permissible encumbrances, as defined in the First Mortgage Indenture, on all of the property, real, personal, and mixed (except as hereinafter noted), in Arkansas now owned by the Company. The First Mortgage Indenture also constitutes a first mortgage lien, subject to permissible encumbrances as defined in the First Mortgage Indenture, on all property, real, personal, and mixed (except as hereinafter noted) hereafter acquired by the Company in Arkansas in conformity with the terms of the First Mortgage Indenture, except as the United States Bankruptcy Code may affect the validity of the lien of the First Mortgage Indenture on property acquired or proceeds realized by the Company within the 90-day period immediately preceding, or property acquired or proceeds realized by the Company after, the commencement of a case under such Code, except as to the prior lien of the First Mortgage Trustee under the First Mortgage Indenture in certain events specified therein and except as otherwise provided in the First Mortgage Indenture in case of consolidation or merger. There are excepted from the lien of the First Mortgage

          Indenture, as more fully set forth in the granting clauses thereof,
          (1) all shares of stock, bonds, notes, evidences of indebtedness and other securities other than such as may be or are required to be deposited from time to time with the First Mortgage Trustee, (2) cash other than such as may be or are required to be deposited from time to time with the First Mortgage Trustee, (3) contracts, claims, bills and accounts receivable, and choses in action other than such as may be or are required to be from time to time assigned to the First Mortgage Trustee, (4) motor vehicles, (5) any oil, gas and other minerals under or on lands owned by the Company, (6) goods, wares and merchandise, equipment and supplies acquired for the purpose of sale or resale in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company, and (7) certain properties specifically described in Schedule B to the First Mortgage Indenture not used or useful in the business of the Company. The Company, except as to permissible encumbrances, as defined in the First Mortgage Indenture, has good and valid title to the real and fixed properties in Arkansas and franchises from Arkansas authorities now owned by it (however, such opinion need not cover titles to rights-of-way or easements for transmission or distribution lines);

               (D) except in localities where the Company has no franchises, which are relatively few and not of large population, or where the failure to have such franchises will not have a material adverse effect on the business or operations of the Company, the Company has sufficient authority under statutory provisions or by grant of franchises or permits by municipalities or counties to conduct its business in Arkansas as presently conducted and as described in the Prospectus;

               (E) all statements contained in the Registration Statement and Prospectus purporting to set forth the advice or the opinion of such counsel or to be based upon the opinion of such counsel correctly set forth the opinion of such counsel on such respective matters;

               (F) the Arkansas Commission has duly issued its order authorizing the issuance and sale by the Company of the Senior Notes and the issuance of the Bonds on terms consistent with this Agreement and such order is still in force and effect; the issuance and sale of the Senior Notes to the Underwriters and the issuance of the Bonds to the Trustee is in conformity with the terms of such order; and no further approval, authorization, consent, certificate or order of the Arkansas Commission or any other governmental or regulatory authority is necessary with respect to the due authorization, execution and delivery of this Agreement, the due execution, delivery or performance of the Indenture and the First Mortgage Indenture by the Company or for the offering, issuance, sale and delivery of the Senior Notes and the issuance or delivery of the Bonds by the Company to the Trustee as contemplated in this Agreement; and

               (G) such counsel is not handling any litigation relating to the Company except as set forth in a schedule attached to such opinion.

          (iii)     Opinion of Gardner, Carton & Douglas.

               (A) such opinion shall cover the matters set forth in subdivisions (A), (B), (C), (D), (E), (G), (H), (J), (L), (M) and (N)
          of paragraph (c)(i) of this Section 5;

               (B) the Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act, the Prospectus Supplement has been filed pursuant to Rule 424(b) and/or Rule 434 under the 1933 Act, and, to the best knowledge of said counsel, no proceedings for a stop order in respect thereof are pending or threatened under Section 8(d) or 8(e) of the 1933 Act;

               (C) the Registration Statement, including any Rule 462(b) Registration Statement, the Offering Terms and the Prospectus (except as to the financial statements and financial or statistical data contained therein, with respect to which said counsel need express no opinion) comply as to form, in all material respects, with the requirements of the 1933 Act, the 1934 Act and the 1939 Act and the rules and regulations of the Commission under such Acts; and the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (except as to the financial statements and financial or statistical data contained therein, with respect to which said counsel need express no opinion) as of their respective dates of filing with the Commission complied as to form in all material respects with the 1934 Act and the 1934 Act Regulations;

               (D) the Indenture and the First Mortgage Indenture have each been qualified under the 1939 Act as and to the extent required by the provisions of the 1939 Act; and

               (E) all approvals, authorizations, consents, certificates or orders of any state or federal commission or regulatory authority that are necessary with respect to the issuance and sale of the Senior Notes and the issuance of the Bonds by the Company as contemplated in this Agreement have been obtained.

               Such opinion may be subject to the reservation that, in giving such opinion, said counsel has relied on the opinion of Oklahoma counsel as to all matters of Oklahoma law and on the opinion of Arkansas counsel as to all matters of Arkansas law (including without limiting the foregoing all opinions as to titles of the Company to its properties, the lien of the First Mortgage Indenture thereon, the validity and sufficiency of franchises and permits, and the validity and sufficiency of the orders described in subdivision (K) of subsection (c)(i) of this Section 5 and subdivision (F) of subsection
          (c)(i) of this Section 5), provided that such opinion shall state that said counsel believes that the Underwriters and they are justified in relying on the opinions of Oklahoma counsel and of Arkansas counsel.

     (d) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Jones, Day, Reavis & Pogue, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters related to the issuance and sale of the Senior Notes as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Illinois and the federal law of the United States, upon the opinions of Oklahoma counsel, Arkansas counsel or other counsel satisfactory to the Representatives.

     (e) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and
(iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

     (f) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from Arthur Andersen LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (g) BRING-DOWN COMFORT LETTER. At Closing Time, the Representatives shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (h) MAINTENANCE OF RATING. At Closing Time, the Senior Notes shall be rated at least A1 by Moody's Investor's Service Inc. and AA- by Standard & Poor's Ratings Service, Inc. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to any of the Company's securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Senior Notes, the First Mortgage Bonds or any of the Company's other securities.

     (i) ADDITIONAL DOCUMENTS. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Senior Notes and issuance and delivery of the Bonds as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Senior Notes and issuance and delivery of the Bonds as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (j) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

     In giving the opinions contemplated by paragraphs (c) and (d) of this
Section 5, counsel may rely upon certificates of state officials as to the Company's good standing and upon certificates of officers of the Company as to matters of fact relevant to such opinions. In giving such opinions, counsel may assume (i) that the Senior Notes and the Bonds have been executed on behalf of the Company by the manual or facsimile signatures of the President or a Vice President and the Secretary or an Assistant Secretary of the Company and have been manually authenticated by an authorized official of the Trustee and First Mortgage Trustee, respectively, (ii) that the signatures on all documents examined by them are genuine, and (iii) that the written information supplied by the Representatives and the other Underwriters expressly for use in the Registration Statement or the Prospectus is adequate.

     SECTION 6.     CONDITIONS OF COMPANY'S OBLIGATIONS

     The obligation of the Company to deliver the Senior Notes and the First Mortgage Bonds upon payment therefor shall be subject to the following conditions:

     At the Closing Time, (a) the orders of the Oklahoma Commission and the Arkansas Commission referred to in paragraph (xvii) of Section 1(a) hereof shall be in full force and effect substantially in the form in which originally entered and (b) no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall then be pending before, or threatened by, the Commission.

     In case any of the conditions specified above in this Section 6 shall not have been fulfilled, this Agreement may be terminated by the Company by delivering written notice of termination to the Representatives. Any such termination shall be without liability of any party to any other party except to the extent provided in Section 4 hereof.

     SECTION 7.     INDEMNIFICATION

     (a) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Offering Terms, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Lehman Brothers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the written information furnished to the Company by any Underwriter through Lehman Brothers expressly for use in the Registration Statement (or any amendment thereto), including the Offering Terms, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), which information is set forth on Schedule C hereto. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any controlling person of that Underwriter.

     (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Offering Terms, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the written information furnished to the Company by such Underwriter through Lehman Brothers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto), which information is set forth on Schedule C hereto. The foregoing indemnity is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer or controlling person.

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Lehman Brothers, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or
Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability (including any obligation to pay any amounts in settlements) arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 8.     CONTRIBUTION

     If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Senior Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Senior Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Senior Notes pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Senior Notes as set forth on such cover.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Senior Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Senior Notes set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 9.     REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
DELIVERY

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Senior Notes to the Underwriters.

     SECTION 10.    TERMINATION OF AGREEMENT

     (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any loss sustained by the Company by strike, fire, flood, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Senior Notes or to enforce contracts for the sale of the Senior Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Oklahoma authorities.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

     SECTION 11.    DEFAULT BY ONE OR MORE OF THE UNDERWRITERS

     If one or more of the Underwriters fails at Closing Time to purchase the Senior Notes which it or they are obligated to purchase under this Agreement (the "Defaulted Senior Notes"), the Representatives will have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriter or underwriters, to purchase all, but not less than all, of the Defaulted Senior Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives do not complete such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Senior Notes does not exceed 10% of the aggregate principal amount of the Senior Notes to be purchased hereunder, each of the non-defaulting Underwriters will be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Senior Notes exceeds 10% of the aggregate principal amount of the Senior Notes to be purchased hereunder, this Agreement will terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section will relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company will have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 11.

     SECTION 12.    NOTICES

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Lehman Brothers Inc., 3 World Financial Center, 16th Floor, New York, New York 10285-0900, attention of Capital Markets; Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, attention of Capital Markets; Merrill Lynch & Co., World Financial Center, 9th Floor, 250 Vesey Street, North Tower, New York, New York 10281-1309, attention of Capital Markets; and Morgan Stanley Dean Witter, 1585 Broadway, New York, New York 10036, attention of Capital Markets; each with a copy to Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois 60601, Attention: Robert A. Yolles, Esq. Notices to the

Company shall be directed to it at Oklahoma Gas and Electric Company, 101 North Robinson, Oklahoma City, Oklahoma, Attention: President, with a copy to Gardner, Carton & Douglas, Quaker Tower, Suite 3100, 321 North Clark Street, Chicago, Illinois 60610, Attention: Peter D. Clarke, Esq.

     SECTION 13.    PARTIES

     This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Senior Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14.    GOVERNING LAW AND TIME

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA. Except as otherwise set forth herein, specified times of day refer to New York City time.

     SECTION 15.    EFFECT OF HEADINGS

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.



                  [Remainder of page intentionally left blank]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                         Very truly yours,

                         OKLAHOMA GAS AND ELECTRIC COMPANY



                         By /s/A.M. Strecker
                            -----------------------------------
                              Title:  Senior Vice President

CONFIRMED AND ACCEPTED,
     as of the date first above written:

LEHMAN BROTHERS INC.
BEAR, STEARNS & CO. INC.
MERRILL LYNCH, PIERCE, FENNER
     & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED

BY:  LEHMAN BROTHERS INC.



By /s/M. Antonia Paterno Castello
   --------------------------------
     Title:  Managing Director

                                   SCHEDULE A

                                                        Principal Amount of
           Name of Underwriter                              Senior Notes
 --------------------------------------------               -------------
 Lehman Brothers Inc.  . . . . . . . . . . .                 $31,250,000
 Bear, Stearns & Co. Inc.  . . . . . . . . .                  31,250,000
 Merrill Lynch, Pierce, Fenner
   & Smith Incorporated  . . . . . . . . . .                  31,250,000
 Morgan Stanley & Co. Incorporated . . . . .                  31,250,000
                                                            -------------
 Total . . . . . . . . . . . . . . . . . . .                $125,000,000
                                                            -------------


                                      Sch. A-1

                                   SCHEDULE B


                        OKLAHOMA GAS AND ELECTRIC COMPANY

               $125,000,000 Senior Notes, Series due July 15, 2017



     1. The initial public offering price of the Senior Notes is 99.907% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Underwriters for the Senior Notes is 99.186% of the principal amount thereof.

     3.   The interest rate on the Senior Notes is 6.50% per annum.

     4. The Company, at its option, may redeem on any date on or after August 15, 2004 all or, from time to time, any part of the Senior Notes at a redemption price equal to the greater of (i) 100% of the principal amount of such Senior Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from and after the date of redemption discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture), plus in each case accrued and unpaid interest thereon to the date of redemption.

     5. The holder of each Senior Note may elect to have such Senior Note, or any portion thereof which is a multiple of $1,000, repaid on July 15, 2004 at 100% of its principal amount plus accrued and unpaid interest to July 15, 2004.

     6.   The Oklahoma Real Estate Mortgage Tax is 0.096%.




                                      Sch. B-1

                                   SCHEDULE C


     The information set forth below constitutes the only information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or preliminary prospectus or the Prospectus (or any amendment or supplement thereto):

     The names of the Underwriters on the cover page and page S-7 of the Prospectus Supplement dated July 15, 1997 (the "Prospectus Supplement"), the information in the first paragraph on page S-2 of the Prospectus Supplement and the information in the second paragraph, in the second sentence of the fourth paragraph and in the fifth, sixth and seventh paragraphs on page S-7 of the Prospectus Supplement.










                                      Sch. C-1